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Exhibit 99.1

USA INTERACTIVE COMPLETES ACQUISITION OF
ENTERTAINMENT PUBLICATIONS

        New York, New York—March 25, 2003—USA Interactive (Nasdaq: USAI) announced today the completion of its acquisition of Entertainment Publications, originator of the popular Entertainment® book. USA purchased Entertainment Publications from a group of investors led by The Carlyle Group, the global private equity firm.

        The consideration for Entertainment Publications is approximately $360 million and was paid all in cash. The transaction is expected to be accretive to USA's 2003 adjusted net income and adjusted earnings per share. Entertainment Publications is expected to contribute $205 million in revenue, $41 million in EBITA, and $25 million in operating income to USA's 2003 financial budget, from the date of closing.

        Based in Troy, Michigan, Entertainment Publications sells over 8 million annual memberships for Entertainment® books and online access to local 50% off and 2-for-1 discounts on dining, travel, shopping and attractions. Consumers redeem an average of 25 offers each per year, generating an estimated $8-$10 billion in merchant sales. Approximately 70,000 merchants representing approximately 275,000 locations participate in Entertainment Publications' discount programs.

        Entertainment Publications' current management team will remain in place and continue to manage the company.

About USA Interactive

        USA Interactive (Nasdaq: USAI) engages worldwide in the business of interactivity via the Internet, the television and the telephone. USA's multiple brands are organized across three areas: Electronic Retailing, Information & Services and Travel Services. Electronic Retailing is comprised of HSN, America's Store, HSN.com, and Home Shopping Europe and Euvía in Germany. Information & Services includes Ticketmaster, Match.com, uDate (transaction pending), Citysearch, Evite, Precision Response Corporation, and now, Entertainment Publications. Travel Services consists of Expedia (Nasdaq: EXPE), Hotels.com (Nasdaq: ROOM), Interval International, TV Travel Group and USA's forthcoming U.S. cable travel network.

About Entertainment Publications

        Headquartered in Troy, Michigan, Entertainment Publications is the leading marketer of coupon books, discounts and merchant promotions. Founded in Detroit, Michigan in 1962, Entertainment Publications has expanded to serve more than 160 major markets and does business with approximately 70,000 local merchants and national retailers representing approximately 275,000 North American locations. The company's main membership product—the Entertainment® book—contains discount offers from local and national restaurants and hotels, leading national retailers, and other merchants specializing in leisure activities. More than eight million memberships are sold annually.

        A unique feature of the Entertainment® book is that it is often sold as a fund-raiser, with a percentage of sale proceeds being retained by schools, community groups and other non-profit organizations. In fact, sales from Entertainment Publications' products, including Sally Foster Gift Wrap®, raise more than $90 million annually for these causes.

About The Carlyle Group

        The Carlyle Group is a global private equity firm with more than $13.9 billion under management. Carlyle generates extraordinary returns for its investors by employing a conservative, proven, and disciplined approach. Carlyle invests in buyouts, real estate, high yield, and venture in North America, Europe, and Asia, focusing on aerospace & defense, automotive, consumer & industrial, energy, healthcare, technology & business services, telecommunications & media, and transportation. Since 1987, the firm has invested $7.2 billion and achieved a realized internal rate of return of 36 percent. The Carlyle Group employs 510 people in 22 offices in 11 countries. Visit www.carlyle.com for additional information

Safe Harbor Statement Under The Private Securities Litigation Reform Act Of 1995

        This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to USA's anticipated financial performance, business prospects, new developments, new merchandising strategies and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," "projects," "seeks," or similar expressions. These forward-looking statements are necessarily estimates reflecting the best judgment of USA's senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions that could have a material adverse effect on USA's business, financial condition or results of operations. You should understand that the following important factors could affect USA's future results and could cause those results to differ materially from those expressed in the forward-looking statements: (1) material adverse changes in economic conditions generally or in such conditions affecting USA's markets or industries; (2) future regulatory and legislative actions and conditions affecting USA's operating areas; (3) competition from others; (4) successful integration of our divisions' management structures; (5) product demand and market acceptance; (6) the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms; (7) the ability to maintain the integrity of USA's systems and infrastructure; (8) the ability to expand into and successfully operate in foreign markets; and (9) obtaining and retaining skilled workers and key executives. In addition, investors should consider the other information contained in or incorporated by reference into USA's filings with the U.S. Securities and Exchange Commission (the "SEC"), including its Annual Report on Form 10-K for the fiscal year ended 2001, especially in the Management's Discussion and Analysis section, its most recent Quarterly Report on Form 10-Q and its Current Reports on Form 8-K. Other unknown or unpredictable factors also could have material adverse effects on USA's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.

        USA is not under any obligation and does not intend, except as specifically stated, to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

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Contacts:
Ron Sato, USA Interactive Corporate Communications, 212/314-7254;
Roger Clark/Lauren Rosenfield, USA Interactive Investor Relations, 212/314-7400;
Jennifer Foss, Entertainment Publications Communications, 248/458-5420;
Chris Ullman, The Carlyle Group, 202-585-1450

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Exhibit 99.1